CERTIFICATE OF NAME CHANGE AMENDMENT

TO

DECLARATION OF TRUST

OF

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND

The undersigned, being a majority of the Trustees of Nuveen Dividend Advantage Municipal Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 15th day of January, 1999 by the Trustees thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective as of 8:59 a.m., Eastern time, on the 12th day of September, 2016, as follows:

1.        Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1.      Name.     This Trust shall be known as the “Nuveen Quality Municipal Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2.        Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 31st day of August, 2016.

/s/ William Adams IV	/s/ Margo L. Cook
William Adams IV as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Margo L. Cook, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William C. Hunter, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ David J. Kundert	/s/ Albin F. Moschner
David J. Kundert, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Albin F. Moschner, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William J. Schneider, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Carole E. Stone, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Margaret L. Wolff, as Trustee 333 West Wacker Drive Chicago, Illinois 60606